Prospectus supplement

(to Prospectus dated August 25, 2016)

Up to $30,000,000

Common Stock

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co. (the “Agent”), relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $30,000,000 under this prospectus supplement from time to time through the Agent.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ONCS.” On November 1, 2018, the per share closing price of our common stock as reported on the Nasdaq Capital Market was $1.91 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to the terms of the sales agreement, Cantor Fitzgerald & Co. will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page S-13 for additional information regarding the Agent’s compensation. In connection with the sale of shares of our common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves certain risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2018, which has been filed with the Securities and Exchange Commission and are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated November 2, 2018

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated August 25, 2016, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference that was filed with the U.S. Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus relates to part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. The $30,000,000 of common stock that may be offered, issued and sold under this prospectus is included in the securities that may be offered, issued and sold by us pursuant to our shelf registration statement. This prospectus is deemed a prospectus supplement to the base prospectus included in the registration statement of which this prospectus forms a part.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement to “we,” “us,” “our,” “OncoSec,” the “Company” and similar designations refer to OncoSec Medical Incorporated. This prospectus supplement contains trademarks and trade names of OncoSec Medical Incorporated, including our name and logo. Other service marks, trademarks and trade names referred to in this document are the property of their respective owners.

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SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement and the accompanying prospectus, including matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, each as incorporated by reference herein, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “expect” and similar expressions are generally intended to identify forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus supplement and the documents incorporated by reference herein, as well as other factors which may be identified from time to time in our other filings with the SEC, or in the documents where such forward-looking statements appear. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Some of the factors that we believe could cause actual results to differ from those anticipated or predicted include:

●	the success and timing of our clinical trials, including safety and efficacy of our product candidates, patient accrual, unexpected or expected safety events, and the usability of data generated from our trials;

●	our ability to successfully file and obtain timely marketing approval from the U.S. Food and Drug Administration, or FDA, or comparable foreign regulatory agency for one or more Biologics License Applications, or BLAs, or New Drug Applications, or NDAs;

●	our ability to obtain and maintain marketing approval from regulatory agencies for our products in the U.S. and foreign countries;

●	our ability to adhere to ongoing compliance requirements of all health authorities, in the U.S. and foreign countries;

●	our ability to obtain and maintain adequate reimbursement for our products;

●	our ability to obtain the desired labeling of our products under any regulatory approval we might receive;

●	our plans to develop and commercialize our products;

●	the successful development and implementation of sales and marketing campaigns;

●	the loss of key scientific or management personnel;

●	the size and growth of the potential markets for our product candidates and our ability to serve those markets;

●	our ability to successfully compete in the potential markets for our product candidates, if commercialized;

●	regulatory developments in the United States and foreign countries;

●	the rate and degree of market acceptance of any of our product candidates;

●	new products, product candidates or new uses for existing products or technologies introduced or announced by our competitors and the timing of these introductions or announcements;

●	market conditions in the pharmaceutical and biotechnology sectors;

●	our available cash and investments;

●	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

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●	our ability to obtain additional funding;

●	our ability to obtain and maintain intellectual property protection for our product candidates;

●	our ability to maintain license agreements for our licensed product candidates;

●	the success and timing of our preclinical studies, including those intended to support an Investigational New Drug, or IND, application;

●	the ability of our product candidates to successfully perform and advance in clinical trials;

●	our ability to obtain and maintain authorization from regulatory authorities for use of our product candidates for initiation and conduct of clinical trials;

●	our ability to manufacture and supply our products, gain access to products we plan to use in combination studies and the performance of and reliance on third-party manufacturers and suppliers;

●	the performance of our clinical research organizations, clinical trial sponsors, and clinical trial investigators; and

●	our ability to successfully implement our strategy.

The forward-looking statements contained in this prospectus supplement and accompanying prospectus reflect our views and assumptions only as of the date of this prospectus supplement. Except as required by law, we assume no responsibility for updating any forward-looking statements.

We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.

Company Overview

We are a biotechnology company focused on designing, developing and commercializing innovative therapies and proprietary medical approaches to stimulate and to guide an anti-tumor immune response for the treatment of cancer. Our core platform technology, ImmunoPulse®, is a drug-device therapeutic modality comprised of a proprietary intratumoral electroporation delivery device. The ImmunoPulse® platform is designed to deliver plasmid DNA-encoded drugs directly into a solid tumor and promote an immunological response against cancer. The ImmunoPulse® device can be adapted to treat different tumor types, and consists of an electrical pulse generator, a reusable handle and disposable applicators. Our lead product candidate, ImmunoPulse® IL-12, uses our electroporation device to deliver a plasmid DNA-encoded interleukin-12 (“IL-12”), called tavokinogene telseplasmid (“TAVO”), with the aim of reversing the immunosuppressive microenvironment in the treated tumor. The activation of the appropriate inflammatory response can drive a systemic anti-tumor response against untreated tumors in other parts of the body. In February 2017, we received Fast Track designation from the U.S. Food and Drug Administration (“FDA”) for TAVO in metastatic melanoma, which could qualify TAVO for expedited FDA review, a rolling Biologics License Application review and certain other benefits.

Our current focus is to pursue our study of TAVO in combination with KEYTRUDA® (pembrolizumab) for melanoma patients who are definitive anti-PD-1 non-responders. The trial is referred to as the PISCES/KEYNOTE-695. In May 2017, we entered into a clinical trial collaboration and supply agreement with a subsidiary of Merck & Co., Inc. (“Merck”) in connection with the PISCES/KEYNOTE-695 study. Pursuant to the terms of the agreement, both companies will bear their own costs related to manufacturing and supply of their product, as well as be responsible for their own internal costs. We will sponsor the study and be responsible for external costs. The PISCES/KEYNOTE-695 study is currently enrolling patients and we plan to provide a topline preliminary data update at The Society for Immunotherapy of Cancer (“SITC”) 2018. This study is a registrational-directed, Phase 2b open-label, single-arm, multicenter study in the United States, Canada and Australia.

We are also pursing development in triple negative breast cancer (“TNBC”). On May 8, 2018, we entered into a second clinical trial collaboration and supply agreement with Merck with respect to a Phase 2 study of TAVO in combination with KEYTRUDA® to evaluate the safety and efficacy of the combination in patients with inoperable locally advanced or metastatic TNBC, who have previously failed at least one systemic chemotherapy or immunotherapy. This study is referred to as KEYNOTE-890. Pursuant to the terms of the agreement, both companies will bear their own costs related to manufacturing and supply of their product, as well as be responsible for their own internal costs. We will sponsor the study and be responsible for external costs. The KEYNOTE-890 study is opened for enrollment. The study is a Phase 2 open-label, single-arm, multicenter study in the United States and Australia.

We intend to continue to pursue other ongoing or potential new trials and studies related to TAVO, in various tumor types including melanoma, TNBC and head and neck cancers. In addition, we are also developing our next-generation electroporation device and applicator, including advancements toward prototypes, pursuing discovery research to identify other product candidates that, in addition to IL-12, can be encoded into propriety plasmid-DNA, delivered intratumorally using electroporation. Using our next-generation technology, our goal is to reverse the immunosuppressive mechanisms of a tumor, as well as to expand our ImmunoPulse® pipeline. We believe that the flexibility of our propriety plasmid-DNA technology allows us to deliver other immunologically relevant molecules into the tumor microenvironment in addition to the delivery of plasmid-DNA encoding for IL-12. These other immunologically relevant molecules may compliment IL-12’s activity by limiting or enhancing key pathways associated with tumor immune subversion.

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Corporate Information

We were incorporated under the laws of the State of Nevada in February 2008 under the name Netventory Solutions Inc. to pursue the business of inventory management solutions. In March 2011, we completed a merger with our subsidiary to change our name to “OncoSec Medical Incorporated,” and we commenced operations as a biotechnology company upon our acquisition of assets from Inovio related to the use of drug-medical device combination products for the treatment of various cancers. Our principal executive offices are located at 24 North Main Street, Pennington, NJ 08534 and 3565 General Atomics Court, Suite 100, San Diego, California 92121. The telephone number for our principal executive offices is (855) 662-6732. Our website address is www.oncosec.com. Information contained on our website is not, and should not be considered, part of this prospectus.

The Offering

Common stock offered by us	Shares of our common stock, par value $0.0001, having an aggregate offering price of up to $30.00 million

Common stock to be outstanding after the offering

Up to 74,551,765 shares of common stock, assuming sales of 15,706,806 shares of our common stock in this offering at an assumed offering price of $1.91 per share, which was the last reported sale price of our common stock on Nasdaq on November 1, 2018. The actual number of shares issued will vary depending on the sales prices under this offering.

Plan of Distribution

Sales of shares of our common stock under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. Subject to the terms of the sales agreement, the Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market, on mutually agreeable terms between the Agent and us. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement.

Commercially Reasonable Efforts

The Agent is not required to sell any specific number or dollar amount of our common stock, but the Agent has agreed to make all sales using commercially reasonable efforts consistent with the Agent’s normal trading and sales practices. See “Plan of Distribution” in this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from this offering for (i) clinical, regulatory, manufacturing and, if and when approved, potential commercial activities of our product candidates; (ii) clinical development of our product candidates; (iii) research and development activities; (iv) potential acquisitions and in-licensing; and (v) other general corporate purposes.

See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors

See “Risk Factors” beginning on page S-7 and our “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K for the year ended July 31, 2018, which is incorporated by reference herein, for a discussion of factors that you should consider before investing in our common stock.

Nasdaq Capital Market symbol	ONCS

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The number of shares of common stock to be outstanding after this offering is based on 58,844,959 shares of our common stock outstanding as of July 31, 2018, after giving effect to the issuance of 5,333,333 shares of our common stock in an equity offering in October 2018, as used throughout this prospectus supplement and, unless otherwise indicated, excludes:

●	8,912,720 shares of common stock issuable upon exercise of outstanding options having a weighted-average exercise price of $1.50 per share.

●	647,500 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units;

●	760,010 shares of common stock reserved for issuance and available for future grant under our 2011 Stock Incentive Plan (as amended);

●	410,903 shares of common stock reserved for issuance and available for future grant under our Employee Stock Purchase Plan; and

●	8,958,059 shares of common stock issuable upon exercise of outstanding warrants having a weighted-average exercise price of $2.97 per share.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks discussed below, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference including the section “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K for the year ended July 31, 2018, which is incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks described below may not be the only ones relating to our company. Additional risks that we currently believe are immaterial or risks not currently known to us may also impair our business and operations. Our business, results of operation, financial condition, cash flow and prospects and the trading price of our common stock could be harmed as a result of any of these risks, and investors may lose all or part of their investment.

Risks associated with this offering

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

We will likely seek to raise additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of existing stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect stockholder rights. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third-parties, we may have to relinquish valuable rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value.

We do not expect to pay dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

If you purchase the common stock sold in this offering, you may experience immediate dilution as a result of this offering.

Because the price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of July 31, 2018, as adjusted after giving effect to the issuance of 5,333,333 shares of our common stock in an equity offering in October 2018, was approximately $30.0 million, or $0.51 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding.

Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $30 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for (i) clinical, regulatory, manufacturing and, if and when approved, potential commercial activities of our product candidates; (ii) clinical development of our product candidates; (iii) research and development activities; (iv) potential acquisitions and in-licensing; and (v) other general corporate purposes.

The timing and amounts of our actual expenditures will depend on several factors, including data results, progression of our clinical development programs as well as our joint collaborators. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from an offering. Accordingly, our management will have broad discretion in the application of proceeds.

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DESCRIPTION OF OUR COMMON STOCK

The following summary of the material features of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, as currently in effect, our amended and restated bylaws, the Nevada Revised Statutes and other applicable law. For information on how to obtain copies of our articles of incorporation and bylaws, see “Where You Can Find More Information” on page S-14 of this prospectus supplement.

Pursuant to our articles of incorporation, we are currently authorized to issue 160,000,000 shares of common stock, par value $0.0001 per share. As of October 23, 2018, there were 59,233,496 shares of our common stock outstanding on the Nasdaq Capital Market.

Common Stock

Voting Rights

The outstanding shares of our common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of the stockholders. Except as otherwise provided by applicable law, holders of our common stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the provisions of applicable law, including the Nevada Revised Statutes, the holders of shares of our common stock are entitled to receive, when and as declared by the board of directors, dividends or other distributions (whether payable in cash, property, or securities of OncoSec) out of the assets of OncoSec legally available for such dividends or other distributions.

Other Rights

No stockholder of OncoSec has any preemptive right under our articles of incorporation to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of OncoSec. The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. In the event of any liquidation, dissolution, or winding up of OncoSec, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Our common stock is listed on the NASDAQ Capital Market under the symbol “ONCS.”

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of July 31, 2018 was $22,565,219, or approximately $0.42 per share of common stock based upon 53,511,626 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of July 31, 2018. Our pro forma net tangible book value per share as of July 31, 2018 was $30,025,219, or $0.51 per share of common stock, after giving effect to the issuance of 5,333,333 shares of our common stock in an equity offering in October 2018.

After giving effect to the sale of our common stock in the aggregate amount of $30,000,000 at an assumed offering price of $1.91 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on November 1, 2018, and after deducting estimated offering commissions and expenses payable by us, our pro forma as adjusted net tangible book value as of July 31, 2018 would have been $58,975,218, or $0.79 per share of common stock. This represents an immediate increase in net tangible book value of $0.28 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.12 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Offering price per share		$1.91
Net tangible book value per share	$0.51
Increase in net tangible book value per share attributable to the offering	$0.28
As-adjusted net tangible book value per share after giving effect to the offering		$0.79
Dilution in net tangible book value per share to new investors		$1.12

The number of shares of our common stock to be outstanding immediately after this offering is based on 58,844,949 shares of our common stock outstanding as of July 31, 2018, after giving effect to the issuance of 5,333,333 shares of our common stock in an equity offering in October 2018, and excludes, as of that date:

●	8,912,720 shares issuable upon exercise of outstanding options with a weighted average exercise price of $1.50;

●	An aggregate of 647,500 shares of common stock reserved for future issuance upon settlement of restricted stock units;

●	An aggregate of 760,010 shares of common stock reserved for future issuance under our 2011 incentive plan;

●	8,958,059 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $2.97; and

●	An aggregate of 410,903 shares of common stock reserved for future issuance under our ESPP.

The foregoing table does not give effect to the exercise of any outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

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PRICE RANGE OF COMMON STOCK

Our common stock is listed on The Nasdaq Capital Market under the symbol “ONCS” and has been publicly traded since May 29, 2015. Prior to that time, there was no public market for our common stock. As a result, we have not set forth quarterly information with respect to the high and low sales prices for our common stock for such period.

As of November 1, 2018, the last sale price of our common stock was $1.91 per share, as reported by The Nasdaq Capital Market. There were approximately 45 holders of record of our common stock as of that date. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

The following table sets forth the ranges of high and low sales price per share of our common stock as reported on The Nasdaq Capital Market for the period indicated.

	High	Low
Fiscal Year Ended July 31, 2016
First Quarter	6.94	3.37
Second Quarter	4.42	1.36
Third Quarter	3.49	1.43
Fourth Quarter	2.05	1.43
Fiscal Year Ended July 31, 2017
First Quarter	2.08	1.65
Second Quarter	2.04	1.11
Third Quarter	1.69	1.03
Fourth Quarter	1.36	0.88
Fiscal Year Ended July 31, 2018
First Quarter	1.54	0.88
Second Quarter	2.95	1.15
Third Quarter	2.21	1.45
Fourth Quarter	1.80	1.21
Fiscal Year Ending July 31, 2019
First Quarter	1.86	1.17

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DIVIDEND POLICY

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cantor Fitzgerald, under which we may issue and sell shares of our common stock from time to time through Cantor Fitzgerald acting as a sales agent, including sales having an aggregate gross sales price of up to $30 million pursuant to this prospectus supplement. The sales agreement has been filed as an exhibit to a Current Report on Form 8-K which is incorporated by reference in the registration statement on Form S-3, of which this prospectus forms a part. See “Incorporation of Certain Information by Reference” beginning on page S-14.

Cantor Fitzgerald may sell the shares of common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Subject to the terms of the placement notice, Cantor Fitzgerald may also sell the shares of common stock by any other method permitted by law, including in privately negotiated transactions.

Cantor Fitzgerald will offer the shares of our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cantor Fitzgerald. We will designate the maximum number of shares of common stock to be sold through Cantor Fitzgerald on a daily basis or otherwise determine such maximum number together with Cantor Fitzgerald. Subject to the terms and conditions of the sales agreement, Cantor Fitzgerald will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock so designated or determined. We may instruct Cantor Fitzgerald not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Cantor Fitzgerald may suspend the offering of shares of common stock being made through Cantor Fitzgerald under the sales agreement upon proper notice to the other party.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor Fitzgerald will be entitled to compensation at a fixed commission rate of 3.0% of the aggregate gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel in an amount not to exceed $50,000, as provided in the sales agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to Cantor in connection with this offering. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor Fitzgerald under the terms of the sales agreement, will be approximately $150,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate as permitted therein. We and Cantor Fitzgerald may each terminate the sales agreement at any time upon 10 days’ prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus electronically.

S-13

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Alston & Bird LLP, New York, New York. Covington & Burling LLP, New York, New York is counsel to the Agent in connection with this offering.

EXPERTS

The financial statements of OncoSec Medical Incorporated included in our Annual Report on Form 10-K for the year ended July 31, 2018 have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any such reports and amendments thereto at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Additionally, the SEC maintains a website that contains annual, quarterly and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.oncosec.com. Our stock is quoted on The Nasdaq Capital Market under the symbol “ONCS.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus, and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus, will automatically update and supersede this information. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below, any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until the completion or termination of this offering (in each case, except for the information in any of the foregoing Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 thereof):

(a)	Our Annual Report on Form 10-K for the year ended July 31, 2018, filed on October 19, 2018;

(b)	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended July 31, 2018 from our preliminary proxy statement on Schedule 14A filed on October 29, 2018;

(c)	Our Current Reports on Form 8-K filed on September 4, 2018 and November 2, 2018; and

(d)	Description of our common stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on May 27, 2015, as supplemented by the Description of Common Stock found on page 5 of the accompanying prospectus and including any amendments or reports filed for the purpose of updating such description.

A statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or in any other subsequently filed document which is also incorporated in this prospectus supplement and the accompanying prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: OncoSec Medical Incorporated, 24 N. Main Street, Pennington, NJ 08534, Attn: Sara Bonstein. You may also contact us by telephone at: (855) 662-6732. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.oncosec.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

S-14

PROSPECTUS

ONCOSEC MEDICAL INCORPORATED

$100,000,000

Common Stock

Warrants

Debt Securities

Rights

Units

$5,471,763

Common Stock

Warrants

Debt Securities

●	By this prospectus, we may offer, from time to time, up to $100,000,000 of any combination of the securities described in this prospectus. Additionally, by this prospectus, we may offer, from time to time, up to $5,471,763 of any combination of common stock, debt securities or warrants to purchase common stock and/or debt securities, which were registered pursuant to our Registration Statement on Form S-3, File No. 333-187893, initially filed on April 18, 2014 and declared effective on May 12, 2014. All of the securities registered hereby may be sold separately or as units with other securities.	●	Our common stock is listed on the NASDAQ Capital Market under the symbol “ONCS.” On August 22 , 2016, the closing price of our common stock on the NASDAQ Capital Market was $1.83 per share. The aggregate market value of our outstanding common stock held by non-affiliates, computed by reference to the last sold price of $1.91 per share on the NASDAQ Capital Market on August 9, 2016, is approximately $34.3 million, based on 18,704,052 shares of common stock outstanding, of which 17,944,664 are held by non-affiliates. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on, and includes, the date of this prospectus.

●	This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

Investing in our securities involves risk. Please carefully read the information under “Risk Factors” beginning on page 3 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities. For additional information regarding the methods of sale of our securities, you should refer to the section entitled “Plan of Distribution” in this prospectus.

This prospectus is dated August 25, 2016

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable.

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PROSPECTUS SUMMARY

The following summary highlights information contained in this prospectus or incorporated by reference. While we have included what we believe to be the most important information about us and this offering, the following summary may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning on page 3, the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering. References in this prospectus to “our company,” “we,” “our,” “us” and “OncoSec” refer to OncoSec Medical Incorporated, a Nevada corporation.

Company Overview

As a biotechnology company, our mission is to focus on the advancement of immune system-stimulating treatments, with a focus on discovering and developing novel immuno-oncology therapies. Our portfolio includes biologic immunology therapeutic product candidates intended to treat a wide range of tumor types. Our technology also includes intellectual property relating to our ImmunoPulse™ delivery technology. ImmunoPulse™ is an electroporation delivery device that we use in combination with our therapeutic product candidates, including DNA plasmids that encode for immunologically active agents, to deliver the therapeutic directly into the tumor and promote an inflammatory response against the cancer. This unique therapeutic modality is intended to reverse the immunosuppressive microenvironment in the tumor and engender a systemic anti-tumor response against untreated tumors in other parts of the body. Our electroporation devices consist of an electrical pulse generator and disposable applicators, which can be adapted to treat different tumor types.

Corporate Information

We were incorporated under the laws of the State of Nevada on February 8, 2008 under the name Netventory Solutions Inc. Initially, we provided online inventory services to small and medium sized companies. In March 2011, we acquired certain assets related to the use of drug-medical device combination products for the treatment of various cancers, abandoned our efforts in the online inventory services industry and began focusing our efforts in the biotechnology industry, and changed our name to OncoSec Medical Incorporated.

Our principal executive offices are located at 5820 Nancy Ridge Drive, San Diego, California 92121. The telephone number at our principal executive office is (855) 662-6732. Our website address is www.oncosec.com. Information contained on our website is not deemed part of this prospectus.

The Securities We May Offer

We may offer up to $100,000,000 of common stock, warrants, debt securities, rights and units in one or more offerings and in any combination, and we also may offer up to $5,471,763 of common stock, warrants and debt securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Capital Stock

Our capital stock consists of our common stock, par value $0.0001 per share. We may offer shares of our common stock, either alone or underlying other registered securities exercisable for or convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Warrants

We may offer warrants for the purchase of common stock or debt securities. We may issue warrants independently or together with other securities.

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Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

Rights

We may issue rights to purchase our common stock, debt securities or other securities, or any combination thereof. These rights may be issued independently or together with other securities.

Units

We may issue units composed of any combination of our common stock, warrants and debt securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part, any prospectus supplement, any related issuer free writing prospectus and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are forward-looking statements and contain uncertainty. In addition, from time to time, we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement, any related issuer free writing prospectus or any documents incorporated herein or therein, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports filed with the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement, any related issuer free writing prospectus, or any documents incorporated herein or therein.

6

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended July 31,					Nine Months Ended April 30,
(In thousands, except ratios)	2011	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	—	—	—	—	—	—
Deficiency of earnings to fixed charges	3,800	2,400	7,150	12,000	21,200	6,300

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

7

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, as currently in effect, our amended and restated bylaws, the Nevada Revised Statutes and other applicable law. For information on how to obtain copies of our articles of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Pursuant to our articles of incorporation, we are currently authorized to issue 160,000,000 shares of common stock, par value $0.0001 per share. As of August 22 , 2016, there were 18,704,052 shares of our common stock outstanding.

Common Stock

Voting Rights

The outstanding shares of our common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of the stockholders. Except as otherwise provided by applicable law, holders of our common stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the provisions of applicable law, including the Nevada Revised Statutes, the holders of shares of our common stock are entitled to receive, when and as declared by the board of directors, dividends or other distributions (whether payable in cash, property, or securities of OncoSec) out of the assets of OncoSec legally available for such dividends or other distributions.

Other Rights

No stockholder of OncoSec has any preemptive right under our articles of incorporation to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of OncoSec. The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. In the event of any liquidation, dissolution, or winding up of OncoSec, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Our common stock is listed on the NASDAQ Capital Market under the symbol “ONCS”.

Liability and Indemnification of Directors and Officers

The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we must indemnify any of our directors or officers, or any of our former directors or officers, to the full extent permitted by law. We have also entered into indemnification agreements with each of our directors and officers under which we must indemnify them to the full extent permitted by law. If Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will govern.

At present, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is sought, nor are we aware of any threatened litigation that is likely to result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which may be incurred by any director or officer in his or her capacity as such.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. Our Amended and Restated Bylaws provide that these provisions will not apply to us or to any existing or future stockholder or stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. These provisions may have the effect of delaying or making it more difficult to affect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

●	representing 10% or more of the earning power or net income of the corporation.

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Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Transfer Agent

The transfer agent for our common stock is Nevada Agency and Transfer Company. The transfer agent’s address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities or common stock, or any combination thereof. Warrants may be issued independently or together with any other security offered hereby and may be attached to or separate from any offered securities. The warrants may be issued under a warrant agreement that we enter into with a warrant agent, all as shall be set forth in a prospectus supplement relating to the particular series of warrants being offered pursuant to this prospectus and such prospectus supplement. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;

●	the offering price for the debt warrants, if any;

●	the aggregate number of the debt warrants;

●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the debt warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the debt warrants, if any;

●	the redemption or call provisions, if any, applicable to the debt warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

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Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

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Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of us.

DESCRIPTION OF DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “OncoSec,” “we,” “us,” or “our” refer only to OncoSec Medical Incorporated and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

●	whether the debt securities are senior or subordinated;

●	the offering price;

●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date or dates the principal will be payable;

●	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

●	the place where payments may be made;

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●	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

●	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

●	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

●	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

●	any conversion or exchange provisions;

●	whether the debt securities will be issuable in the form of a global security;

●	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

●	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

●	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

●	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

●	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors;

●	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights; and

●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

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We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

●	be deposited with the depositary or nominee or custodian; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

●	an event of default is continuing with respect to the debt securities of the applicable series; or

●	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

●	entitled to have the debt securities registered in their names;

●	entitled to physical delivery of certificated debt securities; or

●	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

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Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

●	10 business days prior to the date the money would be turned over to the applicable state; or

●	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of us), unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

●	the successor entity assumes our obligations on the debt securities and under the indentures;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions specified in the indenture are met.

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Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(i)	we fail to pay principal of or any premium on any debt security of that series when due;

(ii)	we fail to pay any interest on any debt security of that series for 60 days after it becomes due;

(iii)	we fail to deposit any sinking fund payment when due;

(iv)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(v)	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (v) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (v) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

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Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(i)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(ii)	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(iii)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (i) through (iii) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

●	providing for our successor to assume the covenants under the indenture;

●	adding covenants or events of default;

●	making certain changes to facilitate the issuance of the securities;

●	securing the securities;

●	providing for a successor trustee or additional trustees;

●	curing any ambiguities or inconsistencies;

●	providing for guaranties of, or additional obligors on, the securities;

●	permitting or facilitating the defeasance and discharge of the securities; and

●	other changes specified in the indenture.

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However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

●	change the stated maturity of any debt security;

●	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

●	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

●	change the place of payment or the currency in which any debt security is payable;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

●	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

●	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

●	we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

●	we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

●	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

●	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

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Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

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Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

●	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

●	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

●	in case of a payment default, when the default is cured or waived or ceases to exist, and

●	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

For purposes of this description of debt securities, the following definitions shall apply:

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

●	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

●	all of our obligations for money borrowed;

●	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

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●	our obligations:

●	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

●	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

●	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

●	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

●	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

●	all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

●	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

●	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

●	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, debt securities or other securities, or any combination thereof. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement, which we will enter into with a bank or trust company, as rights agent, all of which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights to which any prospectus supplement may relate, all as shall be set forth in a prospectus supplement relating to the particular rights being offered pursuant to this prospectus and such prospectus supplement. This summary of certain provisions of the rights is not complete. For the terms of the particular rights being offered, you should refer to the prospectus supplement and the rights certificate and agreement for those rights.

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General

The prospectus supplement relating to rights being offered will describe the terms of the rights, including the following:

●	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

●	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

●	the exercise price payable for each share of debt securities, common stock or other securities upon the exercise of the rights;

●	the number and terms of the shares of debt securities, common stock or other securities which may be purchased pursuant to each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

●	any other terms of the rights, including, among other things, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Debt Securities,” will apply, as applicable, to any rights we may offer.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units to which any prospectus supplement may relate, all as shall be set forth in a prospectus supplement relating to the particular units being offered pursuant to this prospectus and such prospectus supplement. This summary of certain provisions of the units is not complete. For the terms of the particular units being offered, you should refer to the prospectus supplement and the units certificate and agreement for those units.

General

The prospectus supplement relating to units being offered will describe the terms of the rights, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants” and “Description of Debt Securities,” will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) through a rights offering, or (v) through a combination of any these methods. The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The consideration may be cash or another form negotiated by the parties. Non-cash consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company are surrendered, converted, exercised, canceled or transferred.

We will describe the terms of any offering of the securities registered hereunder in a prospectus supplement, information incorporated by reference or free writing prospectus, which will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

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Sale through Underwriters or Dealers

Only underwriters we name in a prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, Dealer or Agent Discounts and Commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus and any applicable prospectus supplement, as the case may be.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market-Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, the securities may not have a liquid trading market.

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Any person participating in a distribution of our securities will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations thereunder, including, among others, Regulation M, which may limit the timing of purchases and sales of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in a distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered pursuant to this prospectus has been passed upon by McDonald Carano LLP, Reno, Nevada, and Morrison & Foerster LLP, San Diego, California. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of OncoSec Medical Incorporated appearing in its Annual Report on Form 10-K for the fiscal year ended July 31, 2015, filed with the SEC on October 14, 2015, have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in its report therein, and are incorporated by reference. Such audited consolidated financial statements are incorporated hereby by reference in reliance upon such report of such firm given upon its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you in this prospectus by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended July 31, 2015 filed with the SEC on October 14, 2015;

●	our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2015, January 31, 2016 and April 30, 2016 and filed with the SEC on December 8, 2015, March 8, 2016 and June 9, 2016, respectively;

●	our Current Reports on Form 8-K filed with the SEC on August 5, 2015, October 5, 2015, October 30, 2015, October 30, 2015, November 5, 2015, December 7, 2015, December 29, 2015, January 26, 2016, April 15, 2016, May 24, 2016 and July 1, 2016; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 27, 2015, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

OncoSec Medical Incorporated

5820 Nancy Ridge Drive

San Diego, California 92121

Attention: Investor Relations

You may also make such requests by contacting us at (855) 662-6732.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.oncosec.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

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Up to $30,000,000

Common Stock

Prospectus Supplement

November 2, 2018